January 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

 Re: T. Rowe Price Index Trust, Inc. (the "Registrant") on behalf of its separate series:
      T. Rowe Price Equity Index 500 Fund
      T. Rowe Price Extended Equity Market Index Fund
      T. Rowe Price Total Equity Market Index Fund
      File Nos.: 033-32859/811-5986

Commissioners:

We are counsel to the above-referenced Registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 11 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

Pursuant to paragraph (b)(4) of the rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                             Very truly yours,

                             /s/Shereff, Friedman, Hoffman &
                             Goodman, LLP
                             Shereff, Friedman, Hoffman &
                             Goodman, LLP
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